UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2019

ANTERO MIDSTREAM PARTNERS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36719	46-4109058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Closing (as discussed in Item 2.01 below) and with Antero Resources Corporation’s (“Antero Resources”) entry into the Registration Rights Agreement, dated as of March 12, 2019, with Antero Midstream Corporation (which we refer to as “New AM”) and the other parties thereto, that certain Registration Rights Agreement, dated as of November 10, 2014, by and among Antero Midstream Partners LP (“Antero Midstream”) and Antero Resources was terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 12, 2019, Antero Midstream GP LP (“AMGP”) and Antero Midstream completed the transactions (the “Closing”) contemplated by the previously announced Simplification Agreement (the “Simplification Agreement”), dated as of October 9, 2018, by and among AMGP, Antero Midstream and certain of their affiliates.

Pursuant to the Simplification Agreement, (i) AMGP was converted from a limited partnership to a corporation under the laws of the State of Delaware, and its name was changed to Antero Midstream Corporation and (ii) an indirect, wholly owned subsidiary of New AM was merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM (the “Merger”). The Merger and the other transactions contemplated by the Simplification Agreement are collectively referred to as the “Transactions.”

Pursuant to the Simplification Agreement, holders of common units representing limited partner interests in Antero Midstream (each, an “AM Common Unit”) issued and outstanding and held by the unitholders of Antero Midstream other than Antero Resources (collectively, the “AM Public Unitholders”), immediately prior to the effective time of the Merger (the “Effective Time”), could elect to receive, in exchange for each AM Common Unit, subject to proration as described below, one of:

•                  $3.415 in cash and 1.6350 shares of the common stock of New AM, par value $0.01 per share (“New AM Common Stock”) (the “Public Mixed Consideration”);

•                  1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the volume-weighted average AMGP trading price on the New York Stock Exchange (the “NYSE”) for the 20 complete trading days ending prior to the consideration election deadline under the Simplification Agreement (the “AMGP VWAP”) (the “Public Stock Consideration”); or

•                  $3.415 in cash plus an additional amount of cash equal to the product of (A) 1.6350 and (B) the AMGP VWAP (the “Public Cash Consideration” and, together with the Public Mixed Consideration and the Public Stock Consideration, the “Merger Consideration”).

Also pursuant to the Simplification Agreement, Antero Resources had the right to receive, in exchange for each AM Common Unit held, $3.00 in cash without interest and 1.6023 validly issued, fully paid, nonassessable shares of New AM Common Stock.  The aggregate cash consideration to be paid, and the total number of shares of New AM Common Stock to be issued, to Antero Resources and the AM Public Unitholders were fixed under the Simplification Agreement at the total amount of cash and the total number of shares, as applicable, that would be paid if Antero Resources received the cash and stock consideration described above and all AM Public Unitholders elected to receive the Public Mixed Consideration. As a result, Antero Resources received $297 million in cash and 158.4 million shares of New AM Common Stock in consideration for the 98,870,335 AM Common Units it owned immediately prior to the Closing.

Based on the final proration results from American Stock Transfer & Trust Company, LLC, the consideration received by the AM Public Unitholders in exchange for each AM Common Unit held is as follows:

•                  AM Public Unitholders who elected to receive the Public Mixed Consideration received $3.415 in cash and 1.6350 shares of New AM Common Stock in exchange for each AM Common Unit;

•                  AM Public Unitholders who elected to receive the Public Stock Consideration received 1.8926 shares of New AM Common Stock in exchange for each AM Common Unit; and

•                  AM Public Unitholders who elected to receive the Public Cash Consideration received $10.1364 in cash and 1.1279 shares of New AM Common Stock in exchange for each AM Common Unit.

AM Public Unitholders who failed to make an election by 5:00 P.M., New York City time, on March 4, 2019, received the consideration received by AM Public Unitholders who elected to receive the Public Mixed

Consideration. The AMGP VWAP, calculated for the 20 trading days ended on March 4, 2019, was $13.2558 per share.

At the Effective Time, holders of AM Common Units immediately prior to the Effective Time ceased to have any rights as unitholders of Antero Midstream (other than the right to receive the Merger Consideration pursuant to the terms of the Simplification Agreement).  In addition, at the Effective Time, all awards of Antero Midstream phantom units that were outstanding immediately prior to the Effective Time, whether vested or unvested, were assumed by New AM and converted into restricted stock units that will be settled in shares of New AM Common Stock under New AM’s amended and restated omnibus equity incentive plan.

The issuance of shares of New AM Common Stock in connection with the Merger was registered under the Securities Exchange Act of 1934, as amended (the “Securities Act”) pursuant to New AM’s registration statement on Form S-4 (Registration No. 333-228156), which became effective on January 31, 2019. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Transactions, and incorporates by reference additional information about the Transactions from filings with the Securities and Exchange Commission (the “SEC”) made by New AM and Antero Midstream. Beginning on March 13, 2019, the New AM Common Stock will trade on the NYSE with the ticker symbol “AM”.

The foregoing description of the Simplification Agreement and the Transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Simplification Agreement, a copy of which was filed as Annex A to the Joint Proxy Statement/Prospectus.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Closing, Antero Midstream notified the NYSE on March 12, 2019 that each outstanding AM Common Unit was converted into the right to receive the Merger Consideration, subject to the terms and conditions of the Simplification Agreement.  Antero Midstream requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the AM Common Units. The AM Common Units were delisted and removed from trading on the NYSE on March 12, 2019.

In addition, Antero Midstream intends to file with the SEC at a later date a certification and notice of termination on Form 15 requesting that the reporting obligations of Antero Midstream under Sections 13(a) and 15(d) of the Securities Act be suspended.

Item 3.03.     Material Modification to Rights of Security Holders.

The information included under Item 2.01 and Item 3.01 are incorporated into this Item 3.03 by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Peter R. Kagan, W. Howard Keenan, Jr., Paul J. Korus, John C. Mollenkopf and David A. Peters resigned as directors of Antero Midstream. The decision of each of Messrs. Kagan, Keenan, Jr., Korus, Mollenkopf and Peters to resign as a director of Antero Midstream was not the result of any disagreement with Antero Midstream on any matter relating to the operations, policies or practices of Antero Midstream.

Item 7.01 Regulation FD Disclosure.

On March 12, 2019, Antero Midstream and New AM issued a joint press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Joint Press Release, dated March 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

	By:	Antero Midstream Partners GP LLC,
its general partner

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary
Dated: March 12, 2019